UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2017

EYEGATE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

271 Waverley Oaks Road Suite 108 Waltham, MA	02452
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 9, 2017, EyeGate Pharmaceuticals, Inc. (“the “Company”), announced the pricing of a public offering of up to 5,336,667 shares of its common stock, 1,995 shares of its Series B Convertible Preferred Stock (the “Preferred Stock”) and warrants exercisable for up to 6,666,667 shares of its common stock in a best efforts registered public offering (the “Offering”) at a combined purchase price of $1.50 per share of common stock (or common stock equivalent) and warrant. The gross proceeds of the offering are expected to be approximately $10.0 million. The Offering is expected to close on June 14, 2017.

The Preferred Stock has a purchase price of $1,000 per share is convertible at any time into an aggregate of 1,330,000 shares of common stock at an initial conversion price of $1.50 per share, subject to certain ownership limitations. The Preferred Stock is only entitled to dividends in the event dividends are paid on the Company's shares of common stock and will not have any preferences over the Company's shares of common stock or any voting rights, except for limited circumstances. The rights, preferences and privileges of the Preferred Stock will be set forth in a Certificate of Designation of Preferences, Rights and Limitations of Preferred Stock (the “Certificate of Designation”), which the Company will file with the Delaware Secretary of State prior to the closing of the Offering. A holder of Preferred Stock will be prohibited from converting shares Preferred Stock into shares of common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the shares of the Company’s common stock then issued and outstanding, which may be increased to 9.99% in certain circumstances.

The warrants will be immediately exercisable, will expire five years from issuance and will have an exercise price of $1.50 per share. The number of shares issuable upon exercise of the warrants and the exercise price of the warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. A holder of warrants will not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the shares of the Company’s common stock outstanding immediately after giving effect to such exercise. This percentage may, however, be raised or lowered to an amount not to exceed 9.99% at the option of the holder upon at least 61 days’ prior notice from the holder to the Company, and holders may elect to receive warrants with a beneficial ownership limitation of 9.99%.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain of the investors in the Offering and also engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as exclusive placement agent for the Offering. The Company agreed to pay the Placement Agent a cash placement fee equal to 7.0% of the gross proceeds from the Offering, a management fee equal to 0.5% of the gross proceeds from the Offering, plus (i) a non-accountable expense allowance of $25,000 and (ii) reimbursement for legal fees and expenses of up to $75,000.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses, the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in the Offering, are expected to be approximately $8.8 million. The Company currently intends to use the net proceeds from the Offering, together with other available funds, to support its operations, including for clinical trials, for working capital and for other general corporate purposes, which will include the pursuit of its other research and development efforts and could also include the acquisition or in-license of other products, product candidates or technologies, though no such acquisition or in-license is current contemplated.

A registration statement, as amended, relating to these securities (File No. 333-217418) was declared effective by the Securities and Exchange Commission (“SEC”) on June 8, 2017 and a related registration statement was filed pursuant to Rule 462 promulgated under the Securities Act of 1933 to register additional securities. The Offering was made only by means of a prospectus forming a part of the effective registration statement.

The descriptions of terms and conditions of each of the form of Securities Purchase Agreement, the form of Certificate of Designation relating to the Series B Convertible Preferred Stock and form of Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Securities Purchase Agreement, the form of Certificate of Designation and form of Warrant, which are attached hereto as Exhibit 10.1, Exhibit 3.1 and Exhibit 4.1, respectively, and incorporated herein by reference.

The Securities Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Securities Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and is not intended as a document for investors and the public to obtain factual information about the current state of affairs of the parties to such agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

Item 8.01.	Other Events.

On June 9, 2017, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release issued by EyeGate Pharmaceuticals, Inc. on June 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EYEGATE PHARMACEUTICALS, INC.

By:	/s/ Stephen From
Stephen From
President and Chief Executive Officer

Date: June 9, 2017

 4